Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated March 31, 2022, relating to the consolidated financial statements of Freight App, Inc. and Subsidiary as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which appears in this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Melville, NY

August 24, 2022

An Independent Member of Urbach Hacker Young International